UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 4, 2008 (February 27, 2008)

(Date of Earliest Event Reported)

CREDENCE SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-22366	94-2878499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1421 California Circle Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

408-635-4300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Offices; Compensatory Arrangements of Certain Officers.

(d)                                 On February 27, 2008, upon the recommendation of the Compensation Committee, the Board of Directors of Credence Systems Corporation (the “Company”) approved 2008 Executive Incentive Plan (the “Plan”).  Pursuant to the Plan, the President and Chief Executive Officer and Senior Executives will be eligible to receive an incentive payment that will be calculated based upon the Company’s achievement of certain revenue and operating income targets and personal objectives during Fiscal Year 2008.  Achievement of the incentive will be based 80% on the Company’s achievement of the revenue and operating income targets and 20% on the achievement of personal objectives.  Upon the achievement of 120% of the targeted revenue and operating targets and achievement of 150% factor of personal objectives, the maximum possible payout for each executive officer under the plan would be as follows:

Name	Position	Maximum Incentive
Amir Aghdaei	Worldwide Field Operations Vice President	$226,815
Patrick Brady	Senior Vice President Engineering	$226,815
Kuhoo Edson	Vice President Business Operations	$175,392
Kevin C. Eichler	Executive Vice President; Chief Financial Officer	$245,700
Rance Hale	Senior Vice President Manufacturing Operations	$209,423
Byron Milstead	Senior Vice President General Counsel	$189,012
Laura Owen	Vice President Human Resources	$177,660
Lavi Lev	President & Chief Executive Officer	$630,014

Because incentive payments are subject to achievement of objectives, there is no assurance that incentives will be paid under the plan.

The foregoing description of the Plan is qualified in its entirety by reference to the Plan, a copy of which is filed as Exhibit 10.1 to this report and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed below is being furnished with this Form 8-K.

Exhibit Number	Description
10.1	Credence Systems Corporation 2008 Executive Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDENCE SYSTEMS CORPORATION

By:	/s/ Byron W. Milstead
Byron W. Milstead
Senior Vice President, General Counsel
and Assistant Secretary

Date: March 4, 2008

EXHIBIT INDEX

Exhibit Number	Description
10.1	Credence Systems Corporation 2008 Executive Incentive Plan